                                                                    (EXHIBIT 11)

                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                -------------------------
                                                                   2000          1999
                                                                ----------     ----------
EARNINGS BEFORE EXTRAORDINARY ITEMS                             $      244     $       32

Effect of dilutive securities

  Preferred securities of subsidiary trust                               4
                                                                   -------        -------
EARNINGS BEFORE EXTRAORDINARY ITEMS - ASSUMING                  $      248     $       32
  DILUTION                                                         =======        =======

AVERAGE COMMON SHARES OUTSTANDING                                    413.5          412.1

Effect of dilutive securities

   Long-term incentive plan deferred compensation

   Stock options                                                       1.2            2.3

   Preferred securities of subsidiary trust                            8.3
                                                                   -------        -------

AVERAGE COMMON SHARES OUTSTANDING - ASSUMING                         423.0          414.4
  DILUTION                                                         =======        =======

EARNINGS PER COMMON SHARE BEFORE EXTRAORDINARY                  $     0.59     $     0.08
  ITEMS                                                            =======        =======

EARNINGS PER COMMON SHARE BEFORE EXTRAORDINARY                  $     0.59     $     0.08
  ITEMS - ASSUMING DILUTION                                        =======        =======


Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.